Exhibit (d)(6)(i)(A)(vii)

EQ ADVISORS TRUST

AMENDMENT NO. 6 TO THE

INVESTMENT ADVISORY AGREEMENT

AMENDMENT NO. 6 to the Investment Advisory Agreement effective as of April 30, 2015, as amended, (“Amendment No. 6”) between AXA Equitable Funds Management Group, LLC, a Delaware limited liability company (“FMG LLC” or “Manager”) and AllianceBernstein L.P., a Delaware limited partnership (“Alliance” or “Adviser”).

FMG LLC and Alliance agree to modify the Investment Advisory Agreement dated as of May 1, 2011, as amended, (“Agreement”) as follows:

1. New Portfolio. FMG LLC hereby appoints Alliance to serve as the Adviser to AXA/AB Dynamic Growth Portfolio.

2. Existing Portfolios. The Manager hereby reaffirms its appointment of the Adviser as the investment adviser to the following Portfolios or an Allocated Portion of a Portfolio, as applicable: AXA 500 Managed Volatility Portfolio, AXA 400 Managed Volatility Portfolio, AXA 2000 Managed Volatility Portfolio, AXA Large Cap Value Managed Volatility Portfolio, ATM Large Cap Managed Volatility Portfolio, ATM Mid Cap Managed Volatility Portfolio, ATM Small Cap Managed Volatility Portfolio, ATM International Managed Volatility Portfolio, EQ/AB Dynamic Wealth Strategies Portfolio, EQ/AB Small Cap Growth Portfolio, EQ/Common Stock Index Portfolio, EQ/Emerging Markets Equity PLUS Portfolio, EQ/Equity 500 Index Portfolio, EQ/International Equity Index Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Natural Resources PLUS Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Real Estate PLUS Portfolio, Multimanager Aggressive Equity Portfolio and Multimanager Mid Cap Growth Portfolio.

3. Duration of Agreement.

a.	Except as noted in subsection (b) below, with respect to each Portfolio specified in Appendix A to the Agreement (except as provided below), the Agreement will continue in effect for a 12 month period beyond August 31, 2014 and may be continued thereafter pursuant to subsection (c) below.

b.	With respect to the New Portfolios specified in Amendment No. 6, the Agreement will continue in effect for a period of two years beginning April 30, 2015 and may be continued thereafter pursuant to subsection (c) below.

c.	With respect to each Portfolio, the Agreement shall continue in effect annually after the date specified in subsection (a) or (b), as the case may be, only so long as such continuance is specifically approved at least annually by a majority of the Trustees who are not a party to the agreement or interested persons (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”), and by either the Board of Trustees or a vote of a majority of the outstanding shares of the Portfolio. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) vote to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement, or (b) all the Portfolios of the Trust.

4, Tactical Manager Portfolios. Multimanager Aggressive Equity Portfolio shall be removed in its entirety from the Agreement.

5. Name Changes. Effective January 20, 2015, the name of EQ/Natural Resources PLUS Portfolio was changed to AXA Natural Resources Portfolio. Effective May 1, 2015, the names of EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio and EQ/AllianceBernstein Small Cap Growth Portfolio are changed to AXA/AB Dynamic Moderate Growth Portfolio and AXA/AB Small Cap Growth Portfolio, respectively.

6. Appendix A. Appendix A to the Agreement setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser is hereby replaced in its entirety by Appendix A attached hereto.

7. Appendix B. Appendix B to the Agreement setting forth the fee payable to the Adviser with respect to each Portfolio is hereby replaced in its entirety by Appendix B attached hereto.

8. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first set forth above.

AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC		ALLIANCEBERNSTEIN L.P.

By:	/s/ Steven M. Joenk	By:	/s/ Louis T. Mangan
	Steven M. Joenk		Name: Louis T. Mangan
	Chairman, Chief Executive Officer and President		Title: Assistant Secretary

APPENDIX A

AMENDMENT NO. 6

TO THE

INVESTMENT ADVISORY AGREEMENT WITH

ALLIANCEBERNSTEIN L.P.

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Natural Resources Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Small Cap Growth Portfolio

EQ/Common Stock Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/International Equity Index Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Real Estate PLUS Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Mid Cap Growth Portfolio

APPENDIX B

AMENDMENT NO. 6

TO THE

INVESTMENT ADVISORY AGREEMENT WITH

ALLIANCEBERNSTEIN L.P.

FEE SCHEDULE

Related Portfolios	Annual Advisory Fee Rate**

Special Equity Portfolios†, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “Special Equity Portfolios”):

AXA/AB Small Cap Growth Portfolio*

(Active Allocated Portion only)

Multimanager Mid Cap Growth Portfolio*

(Active Allocated Portion only)

0.60% of the Special Equity Portfolios’ average daily net assets up to and including $1 billion; 0.55% of the Special Equities Portfolios’ average daily net assets over $1 billion up to and including $1.5 billion; 0.50% of the Special Equities Portfolios’ average daily net assets over $1.5 billion up to and including $2 billion; 0.45% of the Special Equities Portfolios’ average daily net assets over $2 billion up to and including $2.5 billion; and 0.40% of the Special Equities Portfolios’ average daily net assets over $2.5 billion

General Equity Portfolios, which shall include the following Portfolios or Allocated Portions of a Portfolio (collectively referred to as “General Equity Portfolios”)

AXA Large Cap Value Managed Volatility*

(Active Allocated Portion only)

0.49% of the General Equity Portfolios’ average daily net assets up to and including $100 million; 0.30% of the General Equity Portfolios’ average daily net assets over $100 million up to and including $200 million; 0.25% of the General Equity Portfolios’ average daily net assets over $200 million

Tactical Manager Portfolios, which shall include the Index Allocated Portions of the following Portfolios

AXA Large Cap Value Managed Volatility*

(collectively referred to as “Tactical Manager Portfolio”)

0.075% of the Tactical Manager Portfolios’ average daily net assets up to and including $5 billion; 0.055% of the Tactical Manager Portfolios’ average daily net assets over $5 billion and up to and including $10 billion; 0.05% of the Tactical Manager Portfolios’ average daily net assets over $10 billion.

Portfolios	Annual Advisory Fee Rate**
Dynamic Portfolios, which shall consist of the AXA/AB Dynamic Moderate Growth Portfolio and AXA/AB Dynamic Growth Portfolio (collectively, referred to as “Dynamic Portfolios”)***	0.35% of the Dynamic Portfolios’ average daily net assets up to and including $400 million; and 0.30% of the Dynamic Growth Portfolios’ average daily net assets in excess of $400 million; and up to and including $2.5 billion; and 0.28% of the Dynamic Portfolios’ average daily net assets in excess of $2.5 billion.

EQ/Equity 500 Index Portfolio	0.05% of the EQ/Equity 500 Index Portfolio’s average daily net assets up to and including $1 billion; and 0.03% of the EQ/Equity 500 Index Portfolio’s average daily net assets over $1 billion.

EQ/Common Stock Index Portfolio	0.05%

EQ/Large Cap Growth Index Portfolio	0.05%

Portfolios	Annual Advisory Fee Rate**
EQ/Quality Bond PLUS Portfolio* (Active Allocated Portion Only)	0.29% of the AllianceBernstein Allocated Portion’s average daily net assets up to and including $100 million; and 0.20% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of $100 million.

EQ/International Equity Index Portfolio†	0.02%

ATM International Managed Volatility Portfolio*

ATM Large Cap Managed Volatility Portfolio*

ATM Mid Cap Managed Volatility Portfolio*

ATM Small Cap Managed Volatility Portfolio*

AXA 2000 Managed Volatility Portfolio*

AXA 400 Managed Volatility Portfolio*

AXA 500 Managed Volatility Portfolio*

AXA International Managed Volatility Portfolio*

0.02% of the Index Allocated Portion of each Portfolio.

AXA Natural Resources Portfolio

AXA/AB Small Cap Growth Portfolio*
(Index Allocated Portion only)

EQ/Quality Bond PLUS Portfolio*

EQ/Real Estate PLUS Portfolio*

Multimanager Aggressive Equity Portfolio*
(Index Allocated Portion only)

0.02% of the Index Allocated Portion of each Portfolio.

EQ/Emerging Markets Equity PLUS Portfolio*	0.12% of the Index Allocated Portion’s average daily net assets up to and including $100 million; and 0.10% of the AllianceBernstein Allocated Portion’s average daily net assets in excess of $100 million.

*	This Portfolio has been designated a “multi-adviser portfolio” and AllianceBernstein L.P. receives a fee based on a discrete portion of the Portfolio’s assets that have been allocated to it by the Manager, which is referred to as the “AllianceBernstein Allocated Portion.”
**	The daily advisory fee for the Related Portfolios is calculated by multiplying the aggregate net assets of the Related Portfolios at the close of the immediately preceding business day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year. The daily fee applicable to each Portfolio or Allocated Portion is the portion of the daily advisory fee for the Related Portfolios that is equal to the Portfolio’s or Allocated Portion’s net assets relative to the aggregate net assets of the Related Portfolios, including the Portfolio, used in the fee calculation for that day.
†	Assets of EQ/International Equity Index Portfolio will be aggregated with the Special Equity Portfolios for calculating the advisory fee applicable for the Special Equity Portfolios.
***	The daily advisory fee for the Dynamic Portfolios is calculated by multiplying the aggregate net assets of the Dynamic Portfolios at the close of the immediately preceding day by the Annual Advisory Fee Rate calculated as set forth above and then dividing the result by the number of days in the year.